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                                   EXHIBIT 11

STATEMENTS RE COMPUTATIONS OF NET INCOME (LOSS) PER SHARE

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                                                                       YEAR ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               1994           1995           1996
                                                           ------------   ------------   ------------
PRIMARY NET INCOME (LOSS) PER SHARE

Net Income (Loss)                                          $  1,936,000   $(35,778,000)  $ 24,328,000
                                                           ------------   ------------   ------------
                                                           ------------   ------------   ------------

Weighted Average Number of
  Common and Common Equivalent Shares:
    Common Stock Outstanding                                 16,003,976     23,440,754     35,834,714
    Assumed Exercise of(1):
      Common Stock Options                                    1,752,936             --      1,772,250
      Common Stock Warrants                                   2,103,256             --      2,872,044
                                                           ------------   ------------   ------------
        Total                                                19,860,168     23,440,754     40,479,008
                                                           ------------   ------------   ------------
                                                           ------------   ------------   ------------

Net Income (Loss) Per Share                                $       0.10   $      (1.53)  $       0.60

FULLY DILUTED NET INCOME (LOSS) PER SHARE

Net Income (Loss)                                          $  1,936,000   $(35,778,000)  $ 24,328,000
                                                           ------------   ------------   ------------
                                                           ------------   ------------   ------------

Weighted Average Number of
  Common and Common Equivalent
  Shares Assuming Issuance of All
  Dilutive Contingent Shares:
    Common Stock Outstanding                                 16,003,976     23,440,754     35,834,714
    Assumed Exercise of(1):
      Common Stock Options                                    1,999,924             --      2,104,826
      Common Stock Warrants                                   2,733,960             --      3,562,230
                                                           ------------   ------------   ------------
        Total                                                20,737,860     23,440,754     41,501,770
                                                           ------------   ------------   ------------
                                                           ------------   ------------   ------------

Net Income (Loss) Per Share                                $       0.10   $      (1.53)  $       0.59
                                                           ------------   ------------   ------------
                                                           ------------   ------------   ------------

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 (1) Computed based on the treasury stock method.